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Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 30, 2015

Amicus Therapeutics, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512

RE:	Amicus Therapeutics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Amicus Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the automatic shelf registration statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offer and sale from time to time by certain stockholders of the Company (the "Selling Stockholders"), pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of up to 5,921,771 shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In rendering the opinions stated herein, we have examined and relied upon the following:

          (1)   the Registration Statement;

          (2)   a copy of the Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Delaware and the Assistant Corporate Secretary of the Company (the "Certificate of Incorporation");

          (3)   a copy of the Restated By-laws of the Company, as amended to the date hereof and currently in effect, certified by the Assistant Corporate Secretary of the Company (the "By-laws");

          (4)   a copy of certain resolutions adopted by the board of directors of the Company (the "Board of Directors") thereof relating to the registration of the Shares and related matters, adopted on August 27, 2015;

          (5)   the Agreement and Plan of Merger, dated August 30, 2015 (as amended on September 30, 2015), by and among the Company, Scioderm, Inc. and the other parties named therein (the "Merger Agreement"); and

          (6)   a specimen certificate evidencing the Common Stock.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

        In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, as to parties other than the Company, the validity and binding effect thereof on such parties.

        As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. We have also assumed that the Company received consideration for the Shares pursuant to the Merger Agreement.

        We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL") and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

        Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that with respect to any Shares to be offered by the Selling Stockholders pursuant to the Registration Statement, the Shares have been duly authorized by all corporate action on the part of the Company and were validly issued and are fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.1